Exhibit 99.1

TREMOR VIDEO REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Record Quarterly Revenue and Earnings

•                  Total revenue grew 41% year-over-year to $35.5 million

•                  In-stream revenue grew 46% year-over-year to $34.4 million

•                  Net loss of ($0.3) million; Non-GAAP Adjusted EBITDA of $2.0 million

•                  GAAP net loss per share of ($0.04); Non-GAAP Adjusted EBITDA per share of $0.26

New York, NY – August 8, 2013 – Tremor Video, Inc. (NYSE: TRMR), a leading provider of technology-driven video advertising solutions, today announced financial results for the second quarter of 2013.

“Our strong results in Q2 reflect our leadership position in the online video market” said Bill Day, President & CEO of Tremor Video. “We delivered record in-stream revenue and earnings, reflecting the strength of our technology and our business model.  Our focus on brand performance technology and solutions, premium content partnerships and transparency is creating a solid foundation for long-term growth.”

Q2 2013 Financial Summary

Total Revenue: For the second quarter of 2013, total revenue was $35.5 million, a 41% year-over-year increase. In-stream revenue was $34.4 million, a 46% year-over-year increase.

Gross Margin: For the second quarter of 2013, gross margin improved to 46.5% from 40.6% for the prior year period.

Net Loss:  For the second quarter of 2013, net loss was ($0.3) million compared to a net loss of ($4.8) million for the prior year period.

Adjusted EBITDA: For the second quarter of 2013, Adjusted EBITDA, a non-GAAP financial measure, which we define as net loss plus (minus): other (income) expense, net, interest expense, income tax expense, depreciation and amortization expense and stock-based compensation expense, was $2.0 million compared to an Adjusted EBITDA net loss of ($2.5) million for the prior year period.

EPS:  For the second quarter of 2013, GAAP basic and diluted net loss per share was ($0.04). Non-GAAP basic and diluted Adjusted EBITDA per share was $0.26 and $0.05, respectively. GAAP basic and diluted net loss per share is based on 7.8 million weighted average shares of common stock outstanding as of June 30, 2013. Non-GAAP basic and diluted Adjusted EBITDA per share is based on 7.8 million and 44.6 million weighted average shares of common stock outstanding as of June 30, 2013, respectively.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of Non-GAAP Financial Information”.

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the three months ended June 30, 2012 and 2013 was 20% and 34%, respectively.

As a percentage of total revenue, mobile revenue for the three months ended June 30, 2012 and 2013 was 4% and 13%, respectively.

Guidance

Based on information available as of August 8, 2013, the company expects the following:

Q3 2013:  Third quarter revenue is expected to be in the range of $35.5 million to $36.5 million, and Adjusted EBITDA is expected to be in the range of $0.1 million to $0.6 million.

Full Year 2013:  Full year 2013 revenue is expected to be in the range of $133.7 million to $135.7 million and Adjusted EBITDA is expected to be in the range of $0.1 million to $1.0 million.

Q2 2013 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its second quarter 2013 financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (888) 397-5352 or internationally at (719) 325-2448, using passcode 9563910. Until August 22, 2013, a domestic replay will be available at (877) 870-5176 or internationally at (858) 384-5517, using passcode 9563910, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video

Tremor Video, Inc. is a leading provider of technology-driven video advertising solutions enabling brand advertisers to engage consumers across multiple internet-connected devices including computers, smartphones, tablets and connected TVs. Our clients include some of the largest brand advertisers and agencies in the world. These relationships have helped us create a robust online video ecosystem that includes more than 500 premium websites and mobile applications, over 200 of which partner with us on an exclusive basis. Our proprietary technology, VideoHub, analyzes in-stream video content, detects viewer and system attributes, and leverages our large repository of stored data to optimize video ad campaigns for brand-centric metrics. Through our VideoHub for Advertisers (VHA) enterprise solution, VideoHub also provides advertisers and agencies with advanced analytics and measurement tools enabling them to understand why, when and where viewers engage with their video ads.

Tremor Video is based in New York and has offices in Atlanta, Boston, Chicago, Dallas, Detroit, Los Angeles, and San Francisco, with international offices in London, Singapore, and Toronto. For more information, visit tremorvideo.com and find Tremor Video on Twitter, Facebook and LinkedIn.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including 2013 third quarter and year-end financial guidance.

Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the Securities and Exchange Commission, including its prospectus filed with the Securities and Exchange Commission on June 27, 2013 pursuant to Rule 424(b)(4) under the Securities Act (File No. 333-188813), and future filings and reports by the company, including its Form 10-Q for the quarter ended June 30, 2013.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): other (income) expense, net, interest expense, income tax expense, depreciation and amortization expense and non-cash stock-based compensation expense.  We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Denise Garcia

ICR, Inc.

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Melinda McLaughlin
Chief Marketing Officer

212-584-0346
mmclaughlin@tremorvideo.com

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	June 30,	Pro Forma June 30,
	2012	2013	2013 (1)
		(unaudited)	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$32,533	$32,144	$101,894
Restricted cash, short-term	21	—	—
Accounts receivable, net	36,011	39,213	39,213
Prepaid expenses and other current assets	953	4,214	1,317
Total current assets	69,518	75,571	142,424

Long-term assets:
Restricted cash, long-term	1,200	600	600
Property and equipment, net	1,995	2,842	2,842
Intangible assets, net	25,385	22,947	22,947
Goodwill	29,719	29,719	29,719
Deferred tax assets, long-term	1,695	1,695	1,695
Other long-term assets	211	196	196
Total long-term assets	60,205	57,999	57,999
Total assets	$129,723	$133,570	$200,423

Liabilities, mandatorily redeemable securities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$21,075	$28,948	$28,948
Deferred rent and security deposits payable	627	707	707
Deferred revenue	210	189	189
Deferred tax liabilities, short-term	1,695	1,695	1,695
Amounts outstanding under credit facility and accrued interest expenses	6,019	6,019	6,019
Total current liabilities	29,626	37,558	37,558
Warrants for purchase of mandatorily redeemable convertible preferred stock	1,103	926	—
Total liabilities	30,729	38,484	37,558

Commitments and contingent liabilities
Mandatorily redeemable convertible preferred stock	162,466	162,657	—

Stockholders’ (deficit) equity:
Share capital:
Common stock	1	1	5
Series II common stock	—	—	—
Additional paid-in capital	17,752	19,235	265,380
Accumulated other comprehensive income	345	195	195
Accumulated deficit	(81,570)	(87,002)	(102,715)
Total stockholders’ (deficit) equity	(63,472)	(67,571)	162,865
Total liabilities, mandatorily redeemable securities and stockholders’ (deficit) equity	$129,723	$133,570	$200,423

(1)         On July 2, 2013, Tremor Video closed its initial public offering (“IPO”) of common stock in which Tremor Video issued and sold 7,500,000 shares of common stock for which the company received $66.8 million of net proceeds after deducting underwriting discount, commissions and offering costs of approximately $8.2 million.  Upon the closing of the IPO, all of Tremor Video’s outstanding mandatorily redeemable convertible preferred stock (“preferred stock”) automatically converted into 34,172,316 shares of common stock and all of Tremor Video’s outstanding Series II common stock automatically converted into 1,052,464 shares of common stock. In addition, the outstanding warrants to purchase preferred stock automatically converted into warrants to purchase 142,534 shares of common stock, and the warrants to purchase preferred stock liability of $0.8 million, which includes a $0.1 million adjustment for the change in fair value through July 2, 2013, was reclassified to additional paid-in capital.  The pro forma stockholders’ equity, as set forth on the pro forma June 30, 2013 consolidated balance sheet, has been adjusted to reflect the assumed: (i) conversion of the company’s preferred stock and Series II common stock into common stock, and 1,584,863 additional shares of common stock issued upon the conversion of our Series F preferred stock at the IPO price of $10.00 per share, (ii) conversion of the company’s warrants to purchase preferred stock into warrants to purchase common stock, and the reclassification of such warrants from preferred stock liability to additional paid-in capital and (iii) the sale and the issuance of 7,500,000 shares of common stock and the receipt of net proceeds upon the closing of the IPO.

Tremor Video believes that the pro forma consolidated balance sheet provides material information to investors, as the conversion of Tremor Video’s preferred stock and Series II common stock to common stock, conversion of the warrants to purchase preferred stock to common stock warrants and the closing of the IPO occurred on July 2, 2013, and therefore the disclosure of the pro forma consolidated balance sheet provides measures of equity that are comparable to what will be reported by Tremor Video in its consolidated financial statements for the periods subsequent to and including July 2, 2013.

Tremor Video, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months
	Ended June 30,
	2012	2013

Revenue	$25,206	$35,465
Cost of revenue	14,980	18,971
Gross profit	10,226	16,494

Operating expenses:
Technology and development (1)	1,996	2,818
Sales and marketing (1)	8,688	9,943
General and administrative (1)	2,735	2,468
Depreciation and amortization	1,480	1,493
Total operating expenses	14,899	16,722

Loss from operations	(4,673)	(228)

Interest and other (expense) income:
Interest expense	(37)	(57)
Other (expense) income	—	165
Total interest and other (expense) income, net	(37)	108

Loss before income taxes	(4,710)	(120)
Income tax expense	(70)	(153)
Net loss	$(4,780)	$(273)

Net loss per share:
Basic and diluted	$(0.65)	$(0.04)

Weighted average number of shares of common stock outstanding:
Basic and diluted	7,389,173	7,760,494

(1)         Stock-based compensation expense included above

	Three Months
	Ended June 30,
	2012	2013

Technology and development	$91	$134
Sales and marketing	237	287
General and administrative	363	341
Total stock-based compensation	$691	$762

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information

(in thousands)

	Three Months Ended June 30,
	2012	2013

Net loss	$(4,780)	$(273)
Adjustments:
Depreciation and amortization	1,480	1,493
Stock-based compensation	691	762
Interest and other (income) expense, net	37	(108)
Income tax expense	70	153
Total net adjustments	2,278	2,300
Adjusted EBITDA	$(2,502)	$2,027

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information-Per Share

	Three Months
	Ended June 30,
	2012	2013

Net loss	$(0.65)	$(0.04)
Adjustments:
Depreciation and amortization	0.20	0.19
Stock-based compensation	0.09	0.10
Interest and other (income) expense, net	0.01	(0.01)
Income tax expense	0.01	0.02
Total net adjustments	0.31	0.30
Adjusted EBITDA per share-basic	$(0.34)	$0.26

Weighted average number of shares of common stock outstanding-basic	7,389,173	7,760,494

Adjusted EBITDA per share-diluted	$(0.34)	$0.05

Weighted average number of shares of common stock outstanding-diluted	7,389,173	44,598,932

Tremor Video, Inc.

Reconciliation of Pro forma Net Loss

(in thousands, except share and per share data)

Three Months
Ended June 30, (1)
2013

Net loss	$(273)
Adjustments:
Mark-to-market income	136
Preferred stock deemed dividend	(15,849)
Total net adjustments	(15,713)
Pro forma net loss attributable to common stockholders	$(15,986)

Pro forma net loss per share attributable to common stockholders:
Basic and diluted	$(0.32)

Pro forma weighted average number of shares of common stock outstanding:
Basic and diluted	49,432,810

(1)         The pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders for the three months ended June 30, 2013 has been adjusted to reflect, as of April 1, 2013, the assumed completion of Tremor Video’s IPO and the: (i) conversion of all outstanding shares of the company’s preferred stock into an aggregate of 34,172,316 shares of common stock, (ii) conversion of all the company’s outstanding shares of Series II common stock into an aggregate of 1,052,464 shares of common stock and (iii) conversion of the company’s warrants to purchase preferred stock to warrants to purchase 142,534 shares of common stock.  Pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders in the table above includes the effects of a $15.9 million preferred stock deemed dividend for the assumed fair value of 1,584,863 additional shares of common stock issued upon the conversion of our Series F preferred stock at the IPO price of $10.00 per share and a $0.1 million adjustment for the change in fair value through July 2, 2013 upon conversion of the warrants to purchase preferred stock to warrants to purchase common stock.

Tremor Video believes that the pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders provides material information to investors, as the conversion of Tremor Video’s preferred stock and Series II common stock to common stock, conversion of the warrants to purchase preferred stock to common stock warrants and the closing of the IPO occurred on July 2, 2013, and therefore the disclosure of the pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders provides measures of net loss and net loss per share that are comparable to what will be reported by Tremor Video in its consolidated financial statements for the periods subsequent to and including July 2, 2013.